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                                                                     EXHIBIT 8.1



                         [Letterhead of Ogilvy Renault]



                                                               December 15, 2000


Nortel Networks Limited
8200 Dixie Road
Suite 100
Brampton, ON
L6T 5P6

Nortel Networks Capital Corporation
Nortel Networks Plaza
200 Athens Way
Nashville, Tennessee
U.S.A.
37228-1397

Dear Sirs:

          Re: Nortel Networks Limited and Nortel Networks Capital Corporation Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on December 15, 2000 Under the Securities Act of 1933

     We have acted as Canadian tax counsel to Nortel Networks Limited ("NNL") and Nortel Networks Capital Corporation ("NNCC") in connection with the preparation and filing by NNL and NNCC under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 dated December 15, 2000 (the "Registration Statement") related to the public offering of certain debentures, notes, bonds or other evidences of indebtedness of NNL ("NNL Debt Securities") or of NNCC ("NNCC Debt Securities") under an Indenture (as defined below) and warrant certificates ("Warrants") of NNL or NNCC evidencing the right to purchase NNL Debt Securities or NNCC Debt Securities (collectively, "Registered Securities"), respectively, from time to time on terms determined at the time of sale up to an aggregate initial offering price of US$2,500,000,000 and guarantees ("Guarantees") of NNL of the payment of NNCC Debt Securities.

     In this connection, we have participated in the preparation of the statements contained in the Registration Statement under the heading "Canadian Federal Income Tax Considerations".



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     For the purpose of expressing our opinion herein, we have examined copies, provided to us by you, of:

     (a) an executed copy of the Registration Statement filed with the Securities and Exchange Commission December 15, 2000;

     (b) the trust indenture in respect of the Debt Securities and Guarantees dated as of December 15, 2000, between NNL, NNCC and Citibank, N.A. as trustee (the "Indenture") annexed as Exhibit 4.1 to the Registration Statement;

     (c) the forms of warrant agreements for Warrants to be sold alone or attached to Debt Securities annexed as Exhibit 4.2 to the Registration Statement;

     (d)  the form of terms and underwriting agreement of NNL annexed as Exhibit
          1.1 to the Registration Statement;

     (e)  the form of terms and underwriting agreement of NNCC annexed as
          Exhibit 1.2 to the Registration Statement;

     (f) the form of agency agreement of NNL annexed as Exhibit 1.3 to the Registration Statement; and

     (g) the form of agency agreement of NNCC annexed as Exhibit 1.4 to the Registration Statement.

     We have assumed, for purposes of our opinion expressed herein, that the documents, other than the Registration Statement, referred to in the immediately preceding paragraph will be executed in the form described in such paragraph.

     We have not been asked to express and do not express any opinion with respect to any matters except as expressly provided herein. Accordingly, we have not examined any documents, conducted any review or investigation or made any assumptions concerning the NNL Debt Securities, NNCC Debt Securities or the Warrants, or their issue and sale, or the Guarantees of any nature or kind whatsoever, except as expressly stated or referred to herein. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the conformity to the originals of all documents submitted to us as



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copies thereof and the truth, completeness and accuracy in all material respects of such documents.

     We understand that the express limitations upon our engagement and scope of our review, and the expressed reliances and assumptions, all as set forth or referred to herein and in the Registration Statement under the heading "Canadian Federal Income Tax Considerations", are consistent with your understanding of the same and our instructions, and are adopted or made, as the case may be, with the concurrence of and are acceptable to you.

     Our opinion is expressed only with respect to the federal laws of Canada stated or referred to herein and should not be taken as expressing any opinion, or relied upon, in respect of the laws other than those upon which our opinion is expressly based.

     This opinion may be used by NNL and NNCC for purposes of filing with the SEC as part of the Registration Statement.

     Based and relying upon and subject to the foregoing, we are of the opinion that the statements contained under the heading "Canadian Federal Income Tax Considerations" in the Registration Statement and Prospectus contained therein constitute a fair and adequate summary, subject to the qualifications and limitation stated therein, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and the Regulations thereto (the "Regulations") in effect at the date hereof generally applicable to holders of NNL Debt Securities, NNCC Debt Securities, and Warrants of NNL and NNCC and to holders of Registered Securities to whom such summary is addressed. In preparing the statement contained in such summary, we have taken into account, but can express no opinion on, our understanding of the published administrative practices and policies of the Canada Customs and Revenue Agency applied by it in administering and interpreting the Act and Regulations, and all specific proposals to amend the Act and Regulations announced by the Minster of Finance prior to the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Canadian Federal Income Tax Considerations" in the Registration Statement and in the Prospectus which forms a part of the Registration Statement relating to the offer of the NNL Debt Securities, the NNCC Debt Securities, the Guarantees and the Warrants and any supplement or supplements to such Prospectus. By the giving of



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such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this opinion as an exhibit, or otherwise, within the meaning of the term "Expert" as used in the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission issued thereunder.


                                  Yours truly,

                                  /s/ Ogilvy Renault


                                  OGILVY RENAULT